EXHIBIT 1

                                    AGREEMENT


        The undersigned hereby agree that this Amendment No. 2 to Schedule 13D filed by us with respect to the Common Stock, no par value, of North American Vaccine, Inc. is filed on behalf of each of us.

Date: November 25, 1998            /S/ PHILLIP FROST, M.D.
                                   ---------------------------------------------
                                   Phillip Frost, M.D.

                                   FROST-NEVADA, LIMITED PARTNERSHIP



Date: November 25, 1998            By:  *
                                        ----------------------------------------
                                        David H. Moskowitz, President of Frost-
                                        Nevada Corporation, General Partner


                                   FROST-NEVADA CORPORATION



Date: November 25, 1998            By:  *
                                        ----------------------------------------
                                        David H. Moskowitz, President




*By: /S/ PHILLIP FROST, M.D.
     -----------------------------
         Phillip Frost, M.D.
        (Attorney-in-fact pursuant
        to Power of Attorney)